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                          SECURITIES PURCHASE AGREEMENT


                                       BY


                                       AND


                                      AMONG


                                   KROLL INC.


                                       AND


                           THE INVESTORS PARTY HERETO


                            DATED: NOVEMBER 14, 2001






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


                                TABLE OF CONTENTS


                                                                            Page


ARTICLE I  Defined Terms.....................................................2

      Section 1.1  Definitions...............................................2

ARTICLE II  Purchase and Sale................................................5

      Section 2.1  Purchase and Sale of the Notes............................5
      Section 2.2  Closing...................................................5

ARTICLE III  Company Representations and Warranties..........................6

      Section 3.1  Organization, Good Standing and Qualification.............6
      Section 3.2  Authorization.............................................6
      Section 3.3  Capitalization............................................6
      Section 3.4  Valid Issuance............................................7
      Section 3.5  Consents..................................................7
      Section 3.6  Delivery of SEC Filings; Business.........................8
      Section 3.7  Use of Proceeds...........................................8
      Section 3.8  No Material Adverse Change................................8
      Section 3.9  SEC Filings...............................................9
      Section 3.10  No Conflict, Breach, Violation or Default................9
      Section 3.11  Tax Matters.............................................10
      Section 3.12  Title to Properties.....................................10
      Section 3.13  Certificates, Authorities and Permits...................10
      Section 3.14  No Labor Disputes.......................................10
      Section 3.15  Intellectual Property...................................11
      Section 3.16  Environmental Matters...................................12
      Section 3.17  Litigation..............................................12
      Section 3.18  Financial Statements....................................13
      Section 3.19  Insurance Coverage......................................13
      Section 3.20  Compliance with Nasdaq Continued Listing Requirements...14
      Section 3.21  Brokers and Finders.....................................14
      Section 3.22  No Directed Selling Efforts or General Solicitation.....14
      Section 3.23  Private Offering........................................14
      Section 3.24  Investment Company......................................14
      Section 3.25  Questionable Payments...................................14
      Section 3.26  Internal Accounting Controls............................15
      Section 3.27  Transactions With Affiliates............................15
      Section 3.28  Application to Takeover Protection......................15
      Section 3.29  Acknowledgment of Dilution..............................15
      Section 3.30  Acknowledgment Regarding Investors' Purchase of Notes...15
      Section 3.31  Seniority; Exclusivity..................................16
      Section 3.32  Disclosures.............................................16


                                      (i)

ARTICLE IV  INVESTOR'S REPRESENTATIONS AND WARRANTIES.......................16

      Section 4.1  Organization and Existence...............................16
      Section 4.2  Authorization............................................16
      Section 4.3  Purchase Entirely for Own Account........................16
      Section 4.4  Investment Experience....................................17
      Section 4.5  Disclosure of Information................................17
      Section 4.6  Restricted Securities....................................17
      Section 4.7  Legends..................................................17
      Section 4.8  Accredited Investor......................................18
      Section 4.9  No General Solicitation..................................18
      Section 4.10  Brokers and Finders.....................................18
      Section 4.11  State of Residence......................................18

ARTICLE V  CONDITIONS TO THE CLOSING........................................18

      Section 5.1  Conditions to the Investors' Obligations.................18
      Section 5.2  Conditions to Obligations of the Company.................19

ARTICLE VI  COVENANTS AND AGREEMENTS OF THE COMPANY.........................20

      Section 6.1  Observer.................................................20
      Section 6.2  No Conflicting Agreements................................20
      Section 6.3  Insurance................................................20
      Section 6.4  Compliance with Laws.....................................20
      Section 6.5  Stop Transfer Instruction................................21
      Section 6.6  Furnishing of Information................................21
      Section 6.7  Integration..............................................21
      Section 6.8  Listing and Reservation of Shares........................22
      Section 6.9  Additional Collateral....................................22
      Section 6.10  Use of Proceeds.........................................23
      Section 6.11  Transactions with Affiliates............................23
      Section 6.12  Transfer Agent Instructions.............................23
      Section 6.13  Press Release; Filing of Form 8-K.......................24
      Section 6.14  Ordinary Course Brokerage and Trading...................24
      Section 6.15  Additional Affirmative Covenants........................24
      Section 6.16  Additional Negative Covenants...........................25
      Section 6.17  Line of Credit..........................................26

ARTICLE VII  Survival and Indemnification...................................26

      Section 7.1  Survival.................................................26
      Section 7.2  Indemnification..........................................26
      Section 7.3  Conduct of Indemnification Proceedings...................26


                                      (ii)

ARTICLE VIII  Miscellaneous.................................................27

      Section 8.1  Successors and Assigns...................................27
      Section 8.2  Counterparts; Faxes......................................27
      Section 8.3  Titles and Subtitles.....................................28
      Section 8.4  Notices..................................................28
      Section 8.5  Expenses.................................................28
      Section 8.6  Amendments and Waivers...................................29
      Section 8.7  Publicity................................................29
      Section 8.8  Severability.............................................29
      Section 8.9  Entire Agreement.........................................29
      Section 8.10  Further Assurances......................................29
      Section 8.11  Governing Law; Consent to Jurisdiction..................29








                                     (iii)

                          SECURITIES PURCHASE AGREEMENT

            THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made, as of the 14th day of November, 2001, by and among Kroll Inc., an Ohio corporation (the "Company"), formerly known as The Kroll O'Gara Company, and the Investors set forth on the signature pages affixed hereto (each an "Investor" and collectively the "Investors").


                              W I T N E S S E T H:

            WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the 1933 Act (as defined below); and

            WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Investors, and the Investors desire to acquire from the Company, an aggregate of $30,000,000 principal amount of the Company's 6% Senior Secured Subordinated Convertible Notes due 2006 (collectively, the "Notes", each of which is a "Note"), in the form of Exhibit A annexed hereto, convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock"); and

            WHEREAS,  contemporaneous  with the sale of the Notes,  the  parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company will agree, among other things, to provide certain registration rights under the 1933 Act, and applicable state securities laws; and

            WHEREAS, contemporaneous with the sale of the Notes, and as a material inducement to the Investors to purchase the Notes, the Company is granting to the Investors a security interest in all of the Company's personal properties, as better set forth in the Security Agreement in the form of Exhibit C attached hereto (the "Security Agreement") and pledging certain shares of stock in several of the Company's Subsidiaries, as better set forth in a Pledge Agreement in the form of Exhibit D attached hereto (the "Pledge Agreement"); and

            WHEREAS, an additional inducement to the Investors to purchase the Notes, the Company has agreed to cause all of its Subsidiaries to grant to the Investors following the Closing in accordance with the terms contained herein a security interest in their respective assets, to guarantee the obligations of the Company under the Notes and to pledge to the Investors the shares of stock of the Subsidiaries not pledged pursuant to the Pledge Agreement.

            NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  Defined Terms

      Section 1.1 Definitions. For the purposes of this Agreement, the following terms shall have the meanings herein set forth:

            "Affiliate" means, with respect to any Person, any other Person which directly or indirectly Controls, is controlled by, or is under common control with, such Person.

            "Agreement" has the meaning ascribed thereto in the preamble hereof.

            "Agreements"   means  this  Agreement,   the   Registration   Rights
Agreement, the Security Agreement, the Pledge Agreement and the Notes.

            "Business Day" means a day, other than a Saturday or Sunday, or other day on which banks in the State of New York are closed or authorized by law to close.

            "By-Laws" has the meaning ascribed thereto in Section 3.1 hereof.

            "Certificate of  Incorporation"  has the meaning ascribed thereto in
Section 3.1 hereof.

            "Change in control" means any of:

            (a) any Person or group (within the meaning of Rule 13d-5 promulgated under the 1934 Act) becoming, directly or indirectly, the beneficial owner of shares of voting stock of the Company representing more than 50% of the total voting power of all outstanding classes of voting stock of the Company, or having the power, directly or indirectly, to elect a majority of the board of directors of the Company;

            (b) the sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company or any of its Material Subsidiaries where the stockholders of the Company before such sale, lease, assignment, transfer or other conveyance do not control, directly or indirectly, at least a majority of the voting interests of the surviving entity after giving effect to such transaction;

            (c) the liquidation or dissolution of the Company or any Material Subsidiary;

            (d)  any   reclassification   or  other   change  of  any  stock  or
recapitalization of the Company which materially adversely changes the terms or conditions of the Notes or the Shares;

            (e) the consummation of a merger or consolidation by the Company or any Material Subsidiary (other than the merger or consolidation of a Material Subsidiary with or into any other subsidiary) with or into any other entity where the stockholders of the Company before such merger or consolidation do not control, directly or indirectly, at least a majority of the voting interests of the surviving entity after giving effect to such merger or consolidation; or

            (f) the sale, transfer or other disposition by Jules Kroll of 40% or more of his holdings of the capital stock of the Company, other than upon his death.

            "Closing" has the meaning ascribed thereto in Section 2.2 hereof.

            "Closing  Date" has the  meaning  ascribed  thereto in  Section  2.2 hereof.

            "Common Stock" has the meaning ascribed thereto in the recitals hereof.

            "Company" has the meaning ascribed thereto in the preamble hereof.

            "Company's Knowledge" means the actual knowledge of the executive officers of the Company, after due inquiry.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Environmental  Laws" has the  meaning  ascribed  thereto in Section
3.16 hereof.

            "Indemnified Person" has the meaning ascribed thereto in Section 7.3 hereof.

            "Infringe" has the meaning ascribed thereto in Section 3.15(e) hereof.

            "Intellectual Property" means all of the following: (a) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing;
(c) copyrights and copyrightable works; (d) registrations, applications and renewals for any of the foregoing; (e) trade secrets and know-how (including, but not limited to, ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications and designs); and (f) proprietary computer software (including, but not limited to, data, data bases and documentation).

            "Investor(s)" has the meaning ascribed thereto in the preamble hereof.

            "Investor Observer" has the meaning ascribed thereto in Section 6.1 hereof.

            "License Agreement" has the meaning ascribed thereto in Section 3.15(b) hereof.

            "Line of Credit" has the meaning ascribed thereto in Section 6.17.

            "Losses" has the meaning ascribed thereto in Section 7.2 hereof.

            "Material Adverse Effect" means a material adverse effect on the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company and its Subsidiaries taken as a whole.

            "Material  Subsidiary"  means any of the Subsidiaries  identified on
Schedule 3.1 hereto as a material subsidiary.

            "Nasdaq"  means the NASDAQ  Stock  Market,  Inc.  National  Market
System.

            "Notes" has the meaning ascribed thereto in the recitals hereof.

            "PCEP" has the meaning ascribed thereto in Section 8.7 hereof.

            "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

            "Pledge Agreement" has the meaning ascribed thereto in the recitals hereof.

            "PP" has the meaning ascribed thereto in Section 8.7 hereof.

            "Purchase Price" means Thirty Million Dollars ($30,000,000).

            "Registration Rights Agreement" has the meaning ascribed thereto in the recitals hereof.
            "Regulation D" has the meaning ascribed thereto in the recitals hereof.

            "Required   Investors"  means  Investors  who  hold  a  majority  in
principal amount of the Notes and/or a majority of the Shares.

            "SEC" has the meaning ascribed thereto in the recitals hereof.

            "SEC  Filings"  has the  meaning  ascribed  thereto in  Section  3.6 hereof.

            "Security Agreement" has the meaning ascribed thereto in the recitals hereof.

            "Shares" means the shares of Common Stock issuable upon conversion of the Notes.

            "Subsidiary" has the meaning ascribed thereto in Section 3.1 hereof.

            "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "2000 10-K" has the meaning ascribed thereto in Section 3.6 hereof.

                                   ARTICLE II

                                Purchase and Sale
                                -----------------

      Section 2.1 Purchase and Sale of the Notes. Subject to the terms and conditions of this Agreement, on the Closing Date (except as contemplated by Section 2.2(c) hereof), each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Notes in the respective principal amounts set forth next to the Investor's name on the signature pages attached hereto in exchange for the portion of the Purchase Price to be paid by such Investor. The aggregate principal amount of Notes purchased by the Investors is $30,000,000.

      Section 2.2 Closing.

            (a) The closing of the purchase and sale of the Notes (the "Closing") shall take place at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, or by transmission by facsimile and overnight courier, immediately following the execution hereof or on such later date or at such different location as the parties shall mutually agree, but not prior to the date that the conditions set forth in Article V hereof have been satisfied or waived by the appropriate party (the "Closing Date"). At the Closing (except as contemplated by Section 2.2(c) hereof):

                  (i) Each Investor shall deliver, as directed by the Company, its portion of the Purchase Price as set forth next to its name on the signature pages hereto in United States dollars in immediately available funds to an account or accounts designated in writing by the Company or paid to a third-party at the direction of the Company;

                  (ii) The Company shall deliver to each Investor a Note, in the form of Exhibit A hereto, representing the principal amount purchased by such Investor as set forth on the signature pages hereto; and

                  (iii) The parties shall execute (except for the opinion referred to in Section 5.1(g) hereof) and deliver each of the documents and take such other actions referred to in Article V hereof to be delivered by such party.

            (b)  Registration.   The  Notes  and  the  Shares  shall  be  deemed
Registrable Securities (as defined in the Registration Rights Agreement) and the Registration Rights Agreement shall apply to such Registrable Securities.

            (c) PP Funding. Notwithstanding any other provision contained herein to the contrary, the Company and PP have agreed that PP is purchasing $10,000,000 in principal amount of the Notes and that PP shall be obligated to purchase only $5,000,000 in principal amount of the Notes on the Closing Date, with the remaining $5,000,000 in principal amount being due by PP to the Company not later than November 21, 2001. The Company shall delivery to PP on the Closing Date only Notes in respect of the amount paid by PP as of such date, with the Company delivering an additional Note to PP upon its payment of the amounts due on or before November 21, 2001.

                                  ARTICLE III

                     Company Representations and Warranties
                     --------------------------------------

            Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investors, it being understood by the Company that these representations and warranties are a material inducement to the Investors to enter into this Agreement and to consummate the transactions hereunder:

      Section 3.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and is not reasonably expected to have a Material Adverse Effect. The Company's subsidiaries are reflected on Schedule 3.1 hereto (each a "Subsidiary" and collectively the "Subsidiaries") as well as the Material Subsidiaries identified thereon as such (each a "Material Subsidiary" and collectively the "Material Subsidiaries"). The Company has furnished to each of the Investors, true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Code of Regulations, as in effect on the date hereof (the "By-Laws"). Neither the Company nor any Subsidiary is in any material violation of any of the provisions of its respective certificate of incorporation, by-laws or other charter documents such that any right of a holder of the Notes would be materially adversely affected thereby.

      Section 3.2 Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for the:
(a) authorization, execution and delivery of the Agreements; (b) authorization of the performance of all obligations of the Company hereunder or thereunder, and (c) authorization, issuance and delivery of the Notes and the Shares. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally, and to the exercise of judicial discretion as to the availability of equitable remedies such as specific performance and subject, as to enforcement of indemnification provisions, to limitations under applicable securities laws.

      Section 3.3 Capitalization. As of the date hereof, the authorized capital stock of the Company is as set forth on Schedule 3.3 hereto. All of such outstanding shares of capital stock have been, or upon issuance will be, validly authorized and issued, fully paid and non-assessable, and issued in accordance with the registration provisions of the 1933 Act, or pursuant to valid exemptions therefrom. Except as disclosed in Schedule 3.3 hereto: (a) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, nor is any Person entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Agreements; (b) there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (c) there are no outstanding debt securities of the Company or any of its Subsidiaries; (d) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (e) there are no outstanding equity securities  of  the  Company  or  any  of its  Subsidiaries  which  contain  any redemption  or  similar  provisions,  and there are no  contracts,  commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem an equity security of the Company or any of its Subsidiaries; (f) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes and/or the Shares; (g) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (h) except as specifically disclosed in the SEC Filings, no Person or group of related Persons, to the Company's Knowledge, beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the 1934 Act) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock.

            Schedule 3.3 contains a true and complete table setting forth as of November 14, 2001, the pro forma capitalization of the Company on a fully diluted basis giving effect to: (a) the issuance of the Shares; (b) any adjustments in other securities resulting from such issuance; and (c) the exercise or conversion of all outstanding securities.

      Section 3.4 Valid Issuance. The Shares are, and will at all times hereafter continue to be, duly authorized and reserved for issuance and upon issuance upon conversion of the Notes in accordance with the terms thereof will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and Company rights of first refusal, other than liens and encumbrances created by the Investors and will not be subject to any preemptive or similar rights. The issuance by the Company of the Notes and the Shares is exempt from registration under the 1933 Act, assuming the accuracy of the Investors' representations and warranties contained herein.

      Section 3.5 Consents. The execution, delivery and performance by the Company of the Agreements and the offer, issuance and sale of the Notes and the Shares require no consent of, action by or in respect of, or filing with, any Person or governmental official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods (including, without limitation, the filing of a registration statement with the SEC as contemplated by the Registration Rights Agreement, and the filing of an application to list the Shares with Nasdaq as contemplated by Section 6.8 hereof), and the filing of UCC-1 financing statements in accordance with the Security Agreement. The Company has taken all action necessary to exempt: the sale of the Notes and the issuance of the Shares pursuant to the Notes from the provisions of any anti-takeover or business combination law or statute binding on the Company or to which the Company or any of its assets and properties may be subject.

      Section 3.6 Delivery of SEC Filings; Business. The Company has provided the Investors with copies of the Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "2000 10-K"), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 2000 10-K and prior to the date hereof (collectively, the "SEC Filings"). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged only in the business described in the SEC Filings.

      Section 3.7 Use of Proceeds. The proceeds of the sale of the Notes hereunder shall be used by the Company (a) to repay Key Bank, N.A. and the holders of the Company's senior notes due 2003 under that certain Second Amended and Restated Loan Agreement, dated as of March 30, 2001, and that certain Amended and Restated Note Purchase Agreement, dated as of March 30, 2001, and
(b) for working capital and other general corporate purposes.

      Section 3.8 No Material  Adverse  Change.  Except as set forth on Schedule
3.8 hereto, since December 31, 2000, except as identified and described in the SEC Filings, there has not been:

            (a) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the 2000 10-K, except for changes in the ordinary course of business which have not or are not reasonably expected to have a Material Adverse Effect, individually or in the aggregate;

            (b) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

            (c) any material damage, destruction or loss, whether or not covered by insurance to any material assets or properties of the Company or its Material Subsidiaries;

            (d) any waiver, not in the ordinary course of business, by the Company or any Material Subsidiary of a material right or of a material debt owed to it;

            (e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted);

            (f) any change or amendment to the Company's Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

            (g) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

            (h) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

            (i) the loss or, to the Company's Knowledge, threatened loss of any customer which has had or is reasonably expected to have a Material Adverse Effect; or

            (j) any other event, transaction or condition of any character that has had or is reasonably expected to have a Material Adverse Effect.

      Section 3.9  SEC Filings.

            (a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            (b) During the preceding two (2) years, each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      Section 3.10  No Conflict, Breach, Violation or Default.

            (a) The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Notes and the Shares do not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under: (i) the Company's Certificate of Incorporation or the Company's Bylaws, both as in effect on the date hereof (copies of which have been provided to the Investors before the date hereof); or (ii) except where it would not have a Material Adverse Effect: (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties; or (B) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

            (b) Neither the Company nor any Subsidiary: (i) is in default under or in violation of any indenture, loan or other credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound and which is required to be included as an exhibit to any SEC Filing or will be required to be included as an exhibit to the Company's next filing under either the 1933 Act or 1934 Act; (ii) is in violation of any order of any court, arbitration or governmental body applicable to it; or (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject, except in each case referred to in the preceding clauses (i) through (iii) where such violations have not resulted or are not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance, rule or regulation of any governmental authority, except where such violations have not resulted or would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in breach of any agreement where such breach, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect.

      Section 3.11 Tax Matters. Each of the Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and, except as set forth on Schedule 3.11 hereof, there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental authority or third party when due. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on Schedule 3.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

      Section 3.12 Title to Properties. Except as disclosed on Schedule 3.12 hereof, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects of any kind (other than Permitted Liens as defined in the Security Agreement). Except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use currently made thereof by them.

      Section 3.13 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, would have a Material Adverse Effect, individually or in the aggregate.

      Section 3.14 No Labor Disputes. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company's Knowledge, is threatened.

      Section 3.15 Intellectual Property.

            (a) Each patent, trademark, service mark, copyright, registered trade name and Internet domain name, and all applications therefor, included within the Intellectual Property of the Company and its Subsidiaries is currently valid and enforceable and in compliance with all legal requirements (including timely filings, proofs and payments of fees), except where the failure to be in such compliance is not reasonably expected to have a Material Adverse Effect. No material patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

            (b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and to the exercise of judicial discretion as to the enforceability of remedies such as specific performance.

            (c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property necessary for the conduct of the Company's and each of its Subsidiaries' businesses substantially as currently conducted and for the ownership, maintenance and operation of the Company's and its Subsidiaries' properties and assets.

            (d) The Intellectual Property owned by the Company or its Subsidiaries and that is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted, is owned free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company's and its Subsidiaries' businesses, except for liens, encumbrances, adverse claims and obligations that are not reasonably expected to have a Material Adverse Effect.

            (e) The Company and each of its Subsidiaries have taken reasonable steps to maintain, police and protect the Intellectual Property which it owns and which is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted and the business and marketing plans and customer and supplier lists and related information of the Company, including the execution of confidentiality agreements and intellectual property and work product assignments and releases. To the Company's Knowledge, the conduct of the Company's and its Subsidiaries' businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party, and, to the Company's Knowledge, the Intellectual Property rights of the Company and its Subsidiaries which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company's Knowledge, threatened against the Company, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property owned by a third party.

            (f) The consummation of the transactions contemplated hereby do not result in the alteration, loss, impairment of or restriction on the Company's or any of its Subsidiaries' ownership or right to use any of the Intellectual Property which is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted.

            (g) All software that has been developed by the Company or any of its Subsidiaries, and, to the Company's Knowledge, all software that has been developed by third-parties, that the Company or any of its Subsidiaries sells or licenses to third parties is free from any material defect, bug, virus, or programming, design or documentation error (other than media defects) and conforms in all material respects to the specifications and purposes thereof.

            (h) The Company and its Subsidiaries have taken reasonable steps to protect the Company's and its Subsidiaries' rights in their confidential information and trade secrets. Each employee, consultant and contractor who has had access to proprietary Intellectual Property which is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or the business and marketing plans and customer and supplier lists and related information of the Company has executed an agreement to maintain the confidentiality of such Intellectual Property and such other materials and has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company's or its Subsidiaries' confidential information or trade secrets to any third party.

      Section 3.16 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental authority or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or is reasonably expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's Knowledge, threatened investigation of any claim relating to any Environmental Laws.

      Section 3.17 Litigation. Except as described on Schedule 3.17, there are no pending actions, suits or proceedings against the Company, its Subsidiaries or any of its or their properties that are reasonably expected to have a Material Adverse Effect; and to the Company's Knowledge, no such actions, suits or proceedings are threatened. There are no pending actions, charges, indictments, information or, to the Company's Knowledge, investigations or threatened investigations of the Company, any Subsidiary or any of their respective directors, officers, employees or agents as such, which involve allegations of criminal violations of any Federal, state or local law by the Company, any Subsidiary or any of their respective directors, officers, employees or agents acting on behalf of the Company or any Subsidiary.

      Section 3.18 Financial Statements.

            (a) The financial statements included in each SEC Filing present fairly (as required by United States generally accepted accounting principles), in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act and subject to year-end adjustments). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 3.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or is reasonably expected to have a Material Adverse Effect.

            (b) The financial  information  attached  hereto as part of Schedule
3.18 relating to the Company and its Subsidiaries was prepared in good faith based upon assumptions the Company reasonably believes are reasonable and the historical results of the Company and its Subsidiaries. As of the date hereof and immediately prior to the Closing, no facts have come to the attention of the Company that would require the Company to revise in any material respect the assumptions (taken as a whole) underlying such projections or pro forma financial statements.

            (c) Attached hereto as part of Schedule 3.18 is a list of each Subsidiary together with its approximate revenues for the nine month period ended September 30, 2001 and its approximate gross assets as at September 30, 2001, which list was prepared by the Company in good faith based upon the books and records of the Company and each Subsidiary and which list reflects in all material respects the revenues of each Subsidiary for the period then ended and its assets as of the end of such period.

      Section 3.19 Insurance Coverage. The Company and each Subsidiary maintain in full force and effect insurance coverage, including directors and officers insurance, that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure. Schedule 3.19 hereto sets forth a complete list of all insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the Company and its Subsidiaries, as of the date hereof and immediately prior to the Closing and setting forth the type of coverage, insurance limits, deductibles and insurance carriers.

      Section 3.20 Compliance with Nasdaq Continued Listing Requirements. Except as described on Schedule 3.20, the Company is in compliance with applicable Nasdaq continued listing requirements as currently enforced by Nasdaq. Except as described on Schedule 3.20, there are no proceedings pending or, to the Company's Knowledge, threatened against the Company relating to the continued listing of the Company's Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company's Knowledge is there any basis for, the delisting of the Common Stock from Nasdaq.

      Section 3.21 Brokers and Finders. No Person has, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

      Section 3.22 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Notes.

      Section 3.23 Private Offering. Subject to the accuracy and completeness of the representations and warranties of the respective Investors contained in
Article IV hereof, the Company and all Persons acting on its behalf have not made, directly or indirectly, and will not make, offers or sales of any securities or solicited any offers to buy any security under circumstances that would require registration of the Notes or the Shares or the issuance of such securities under the 1933 Act. The offer, sale and issuance of the Notes and the Shares to the Investors will not be integrated with any other offer, sale and issuance of the Company's securities (past, current or future) under the 1933 Act or any regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated or for purposes of any stockholder approval provision applicable to the Company or its securities. Subject to the accuracy and completeness of the representations and warranties of the respective Investors contained in Article IV hereof, the offer, sale and issuance by the Company to the Investors of the Notes and the Shares are exempt from the registration requirements of the 1933 Act.

      Section 3.24 Investment Company. The Company is not, and is not controlled by or under common control with an Affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      Section 3.25 Questionable Payments. Except as set forth on Schedule 3.25, neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any intentionally false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

      Section 3.26 Internal Accounting Controls. The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management's general or specific authorizations; and (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability.

      Section 3.27 Transactions With Affiliates. The Company has reported, in accordance with law, any transactions with officers, directors or employees of the Company who are parties to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from or otherwise requiring payments to or from any officer, director or such employee or, to the Company's Knowledge, any corporation, partnership, trust or entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

      Section 3.28 Application to Takeover Protection. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Certificate of Incorporation, By-Laws or the laws of the Company's state of incorporation which is or could become applicable to the Investors or the Agreements as a result of the transactions contemplated by the Agreement. None of the transactions contemplated by the Agreements, including the conversion of the Notes into Shares, will trigger any poison pill provisions of any of the Company's stockholders' rights or similar agreements.

      Section 3.29 Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Shares upon conversion of the Notes. The Company further acknowledges that its obligation to issue Shares upon conversion of the Notes in accordance with this Agreement and the Notes is absolute and unconditional (but subject to the terms and conditions of the Notes and this Agreement) regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

      Section 3.30 Acknowledgment Regarding Investors' Purchase of Notes. The Company acknowledges and agrees the Investors are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to each Investors' purchase of the securities. The Company further represents to each Investor that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

      Section 3.31 Seniority; Exclusivity. No class of equity securities of the Company will be senior to the Notes in right of payment, whether upon liquidation, dissolution or otherwise.

      Section 3.32 Disclosures. No representation or warranty contained in the Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Company that the Company has not disclosed to the Investors which has had or which could be expected to have a Material Adverse Effect on the Company other than with regard to general economic conditions or world events outside the control of the Company.


                                   ARTICLE IV

                    INVESTOR'S REPRESENTATIONS AND WARRANTIES
                    -----------------------------------------

            Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, makes the following representations and warranties to the Company, it being understood by each Investor that the representations and warranties are material inducements to the Company to enter into this Agreement and to consummate the transactions hereunder:

      Section 4.1 Organization and Existence. The Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to execute and deliver the Agreements to which it is a party to and to invest in the Notes pursuant to this Agreement.

      Section 4.2 Authorization. The execution, delivery and performance by the Investor of the Agreements have been duly authorized and the Agreements each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally, and to the exercise of judicial discretion as to the availability of equitable remedies such as specific performance and subject, as to enforcement of indemnification provisions, to limitations under applicable securities laws.

      Section 4.3 Purchase Entirely for Own Account. The Note to be received by the Investor hereunder will be acquired for the Investor's own account, not as nominee or agent, and not with a view to the resale or other transfer or distribution of the Note or any portion thereof or interest therein in violation of the 1933 Act, and the Investor will not sell, grant any participation in, or otherwise transfer or distribute the Note or any portion thereof or interest therein in violation of the 1933 Act. The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer. The Shares to be received by the Investor upon a conversion of Notes in accordance therewith will be acquired for the Investor's own account, not as nominee or agent, and not with a view to the resale or other transfer or distribution of the

Shares or any portion thereof or interest therein in violation of the 1933 Act, and the Investor will not sell, grant any participation in, or otherwise transfer or distribute the Shares or any portion thereof or interest therein in violation of the 1933 Act.

      Section 4.4 Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Notes, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

      Section 4.5 Disclosure of Information. The Investor has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Notes. The
Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement. The Investor, in making its investment decision, has relied for advice on its own legal, accounting and tax advisors. Except for the representations and warranties of the Company contained in this Agreement, the Company has made no representation or warranty to the Investor on which the Investor has relied in executing and delivering this Agreement.

      Section 4.6 Restricted Securities. The Investor understands that the Notes and the Shares are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

      Section 4.7 Legends.

            (a) It is understood that, until the earlier of: (a) registration for resale pursuant to the Registration Rights Agreement or (b) the time when the Notes and/or Shares, as the case may be, may be sold pursuant to Rule 144(k), certificates evidencing such Notes and/or Shares, as the case may be, may bear the following or any substantially similar legend:

            "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS".

            (b) Upon the earlier of: (i) registration for resale pursuant to the Registration Rights Agreement and receipt by the Company of the Investor's written confirmation that such securities will not be disposed of except in compliance with the prospectus delivery requirements of the 1933 Act; and (ii) Rule 144(k) becoming available, the Company shall, upon an Investor's written request, promptly cause certificates evidencing the Notes and/or the Shares to be replaced with certificates which do not bear such restrictive legends.

      Section 4.8 Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D.

      Section 4.9 No General Solicitation. The Investor did not learn of the investment in the Notes as a result of any public advertising or general solicitation.

      Section 4.10 Brokers and Finders. No Person has, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

      Section 4.11 State of Residence. The state in which the Investor's principal office is located is the state set forth in the Investor's address as set forth on the signature pages hereto.


                                   ARTICLE V

                            CONDITIONS TO THE CLOSING
                            -------------------------

      Section 5.1 Conditions to the Investors' Obligations. The obligation of the Investors to purchase the Notes at the Closing is subject to the fulfillment to the Investors' satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investors agreeing hereunder to purchase a majority in principal amount of the Notes:

            (a)  The  representations  and  warranties  made by the  Company  in
Article III hereof shall be true and correct in all material respects on the Closing Date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

            (b) The Company shall have obtained in a timely  fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Notes and the issuance of the Shares.

            (c) The Company shall have executed and delivered to the Investors the Registration Rights Agreement.

            (d) The Company shall have executed and delivered to the Investors the Security Agreement. (e) The Company shall have executed and delivered to the Investors the Pledge Agreement.

            (f) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Agreements.

            (g) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b) and (f) of this Section 5.1.

            (h) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Agreements and the issuance of the Notes and the reservation of the Shares, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Agreements and related documents on behalf of the Company.

            (i) The Investors shall have received an opinion from Kramer Levin Naftalis & Frankel LLP, the Company's counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

            (j) The Company shall have executed and delivered such other documents as the Investors may reasonably request.

      Section 5.2 Conditions to Obligations of the Company. The Company's obligation to sell and issue the Notes at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

            (a) The  representations  and  warranties  made by the  Investors in
Article IV hereof, shall be true and correct in all material respects as of the Closing Date. All of the Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

            (b) The Investors shall have executed and delivered to the Company the Registration Rights Agreement.

            (c) The Investors shall have executed and delivered to the Investors the Security Agreement.

            (d) The Investors shall have executed and delivered to the Investors the Pledge Agreement.

            (e) The Company shall have obtained in a timely  fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Notes and the issuance of the Shares.

            (f) No judgment, writ, order,  injunction,  award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Agreements.


            (g) The Investors shall have executed and delivered such other documents as the Company may reasonably request.


                                   ARTICLE VI

                     COVENANTS AND AGREEMENTS OF THE COMPANY
                     ---------------------------------------

      Section 6.1 Observer.

            (a) Effective upon the Closing Date and for so long as the Investors continue to hold at least 20% in principal amount of the Notes or Shares into which Notes were converted, the Required Investors shall have the right, but not the obligation, to designate, upon written notice to the Company, one (1) individual (such designee, the "Investor Observer") who shall be entitled to notice of, to attend, and to any materials distributed to the directors of the Company before, during or after, all meetings (including any action to be taken by written consent) of the Company's Board of Directors and all committees thereof; provided, however, that the Company reserves the right to withhold any materials and to exclude such Investor Observer from any meeting or portion thereof if access to such materials or attendance at such meeting could, in the good faith judgment of the Company's outside counsel, adversely affect the attorney-client privilege between the Company and its counsel or cause the Company's Board of Directors to breach its fiduciary duties. As a condition of the Company providing confidential information to the Investor Observer, at the request of the Company, the Investor Observer shall sign and deliver to the Company a confidentiality agreement in form and substance reasonably acceptable to the Company and the Investor Observer.

            (b) The Investor Observer shall not be permitted to vote at any meeting of the Company's Board of Directors or be counted for purposes of determining whether there is sufficient quorum for the Company's Board of Directors to conduct its business. The parties hereto hereby acknowledge and agree that the Initial Observer shall not owe any fiduciary or other duties to the stockholders of the Company or otherwise have any directorial or other duties or liabilities to the Company or its stockholders. The Required Investors shall designate, and may replace, the Investor Observer with or without cause in its sole discretion by providing written notice to the Company at least five (5) Business Days prior to the taking of any such action.

      Section 6.2 No Conflicting Agreements. The Company will not enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Investors under the Agreements.

      Section 6.3 Insurance. During such time as any of the Notes remains outstanding, the Company shall not materially reduce the insurance coverages described in Section 3.19 hereof.

      Section 6.4 Compliance with Laws. During such time as any of the Notes remains outstanding, the Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except where the failure to comply is not reasonably likely to have a Material Adverse Effect.

      Section 6.5 Stop Transfer Instruction. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions on transfer set forth in Section 4.7.

      Section 6.6 Furnishing of Information. As long as any Investor owns the Notes or the Shares, the Company will (i) cause the Common Stock to continue at all times to be registered under Section 12 of the 1934 Act, (ii) use reasonable commercial efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13, 14 or 15(d) of the 1934 Act and, (iii) unless filed by EDGAR, promptly furnish, but in no event later than five (5) days after the filing thereof with the SEC, such Investor with true and complete copies of all such filings, and will not take any action or file any document (whether or not permitted by the 1934 Act) to terminate or suspend such reporting and filing obligations. As long as any Investor owns Notes or Shares: (a) if the Company is not required to file reports pursuant to
Section 13(a) or 15(d) of the 1934 Act other than because the Company has been acquired by a Person that does file such reports, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) promulgated under the 1933 Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the 1934 Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the 1934 Act; and (b) the Company will send the following to each Investor: (i) promptly following the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries; and (ii) copies of any notices and other information sent to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. The Company further covenants that it will use reasonable commercial efforts to take such further action as any holder of the Notes or the Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Notes or the Shares without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 promulgated under the 1933 Act. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements. In addition to the foregoing, the Company shall supply to an Investor such other information relating to the Company, as from time to time may reasonably be requested by such Investor, provided the Company produces such information in its ordinary course of business. As a condition of the Company providing confidential information to an Investor as provided in the prior sentence, at the request of the Company, such Investor shall sign and deliver to the Company a confidentiality agreement in form and substance reasonably acceptable to the Company and such Investor.

      Section 6.7 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Notes or the Shares in a manner that would require the registration under the 1933 Act of the sale of the Notes or the Shares to any Investor or cause the offering of such securities to be integrated with any other offering of securities by the Company.

      Section 6.8 Listing and Reservation of Shares.

            (a) The Company shall: (i) promptly following the Closing, but not later than five (5) Business Days thereafter, prepare and file with Nasdaq (as well as any other national securities exchange or market on which the Common Stock is then listed) additional shares listing applications or letters acceptable to Nasdaq covering and listing a number of shares of Common Stock which is at least equal to the maximum number of Shares then issuable; (ii) take all steps necessary to cause the Shares to be approved for listing on Nasdaq (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter; (iii) maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such Shares; and (iv) provide to the Investors evidence of such listing. Neither the Company nor any of its Subsidiaries shall take any action that would result in the delisting or suspension of the Common Stock on Nasdaq except in connection with a merger or consolidation of the Company where the Company is not the survivor thereof. The Company shall promptly provide to each Investor copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on such automated quotation system, so long as such notice does not include material, nonpublic information. The Company shall pay all fees and expenses in connection with satisfying its obligations under this
Section 6.8.

            (b) The Company at all times shall reserve a sufficient number of shares of its authorized but unissued Common Stock to provide for the full conversion of the outstanding Notes. Shares of Common Stock reserved for issuance upon conversion of the Notes shall be allocated pro rata to each of the Investors in accordance with the principal amount of Notes issued and delivered to such Investors at the Closing. If at any time the number of shares of Common Stock authorized and reserved for issuance is insufficient to cover the number of Shares issued and issuable upon conversion of the Notes (based on the Conversion Price (as defined in the Notes)) in effect from time to time without regard to any limitation on conversions or exercises, the Company will promptly take all corporate action necessary to authorize and reserve such number of shares of Common Stock, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 6.8, in the case of an insufficient number of authorized shares, and use its best efforts to obtain stockholder approval of an increase in such authorized number of shares. In addition, if on the actual date of an adjustment of the Conversion Price pursuant to the Notes, the registration statements are insufficient to register such number of shares of Common Stock, the Company shall file a registration statement sufficient to register such additional shares of Common Stock in accordance with the Registration Rights Agreement. All calculations of the above amounts shall be made without regard to any limitation on conversions of Notes.

      Section 6.9 Additional Collateral. As an additional inducement to the Investors to purchase the Notes, the Company shall (a) cause its lenders associated with the Line of Credit to permit the Investors to have a security interest in the assets of the Company and the Subsidiaries, a pledge of the shares of stock in the Subsidiaries and a guarantee from the Subsidiaries on the same terms and conditions as the lenders associated with the Line of Credit, provided that the Investors shall be subordinated to the security interest and other rights therein provided to such lenders pursuant to a subordination and inter-creditor agreement on terms and conditions reasonably satisfactory to the Investors and such lenders, and (b) in the event that a written commitment letter has not been received and accepted in writing by the Company with regard to the Line of Credit by December 14, 2001 or the Line of Credit has not been closed and consummated by January 31, 2002, the Company shall cause all of its Material Subsidiaries to grant to the Investors a security interest in all of their respective assets, to guarantee the obligations of the Company under the Notes and to pledge to the Investors the shares of stock of the Material Subsidiaries not pledged pursuant to the Pledge Agreement, all on terms and conditions reasonably acceptable to the Company and the Investors and their respective counsel, which security interests, pledges and guarantees to be provided pursuant to this Section 6.9(b) shall be executed and delivered within thirty (30) days from the date on which the Investors' rights under this Section 6.9(b) arise with regard to the foreign Material Subsidiaries and fifteen (15) days from the date on which the Investors' rights under this Section 6.9(b) arise with regard to the domestic Material Subsidiaries. It is understand that no more than 2/3 of the shares of the foreign Material Subsidiaries will be pledged.

      Section 6.10 Use of Proceeds. The Company shall use the proceeds from the sale of the Notes to the Investor (a) to repay Key Bank, N.A. and the holders of the Company's senior notes due 2003 under that certain Second Amended and Restated Loan Agreement, dated as of March 30, 2001, and that certain Amended and Restated Note Purchase Agreement, dated as of March 30, 2001, and (b) for working capital and other general corporate purposes.

      Section 6.11 Transactions with Affiliates. Except as set forth on Schedule
6.11 hereto, so long as any Notes are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors or persons who were officers or directors at any time during the previous two (2) years, or any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for: (a) customary employment arrangements and benefit programs on reasonable terms; (b) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable to the Company than terms which the Company would have obtained from a Person other than such Related Party; or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement.

      Section 6.12 Transfer Agent Instructions. At the Closing the Company shall issue irrevocable instructions to its transfer agent (and shall issue to any subsequent transfer agent as required), to issue certificates, registered in the name of each such Investor or its respective nominee(s), for the Shares in such amounts, in accordance with the terms of the Notes and this Agreement, as specified from time to time by each Investor to the Company in a form acceptable to such Investor (the "Irrevocable Transfer Agent Instructions"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6.12, and stop transfer instructions to give effect to Section 4.7 hereof (in the case of the Shares, prior to registration of the Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Notes and the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in the Agreements. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors by violating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.12 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6.12, that the Investors, shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

      Section 6.13 Press Release; Filing of Form 8-K. Subject to the provisions of Section 8.7 hereof, on or before the fifth (5th) Business Day following the Closing Date, the Company shall: (a) issue a press release in form and substance reasonably acceptable to the Investors (except as otherwise required by law); and (b) file a Current Report on Form 8-K with the SEC describing the terms of the transaction contemplated by the Agreements in the form required by the 1934 Act.

      Section 6.14 Ordinary Course Brokerage and Trading. Subject to compliance with applicable securities laws and Nasdaq regulations, no Investor shall be prohibited from engaging in its ordinary course brokerage and trading activities in respect of the Company's Common Stock; provided that the personnel engaged in such activities have not been involved with the transactions contemplated hereby and have not been provided with confidential information with respect to the Company.

      Section 6.15 Additional Affirmative Covenants. During such time as any of the Notes remains outstanding, the Company shall:

            (a) promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any Subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto;

            (b) preserve and maintain, and cause each of its Material Subsidiaries to maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties; and

            (c) keep, and shall cause each of its Subsidiaries to keep, proper books of record and account in which entries that are complete and correct in all material respects shall be made with respect to all financial transactions and the assets and business of the Company and each such Subsidiary in accordance with U.S. generally accepted accounting principles to the extent applicable.

      Section 6.16 Additional Negative Covenants. During such time as any of the Notes remains outstanding, the Company shall not without the prior written consent of the Required Investors:

            (a) exchange, redeem or convert any of the Company's capital stock for indebtedness, including convertible debt, of the Company. Except as expressly permitted in this Agreement, the Company shall not issue and sell any Notes, other than to the Investors pursuant to this Agreement, without the prior written consent of each of the Investors;

            (b) declare or pay any dividend, in cash or in kind, to the holders of the Common Stock, except in shares of Common Stock;

            (c) amend the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, if such amendment would change any of the rights, preferences or privileges provided for in the Notes;

            (d) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the capital stock of the Company, except for repurchases of capital stock of the Company from employees of the Company in connection with the termination of such employees employment;

            (e) create or authorize the creation of any additional indebtedness that is senior to or pari passu with the Notes, other than the Line of Credit;

            (f) consent to or permit any dissolution, winding up, commencement of bankruptcy, insolvency, liquidation or similar proceedings with respect to the Company or any Material Subsidiary;

            (g)  create,  incur,  assume or suffer  to exist any  liability  for borrowed money for itself or any subsidiary, directly or indirectly, of the Company other than those borrowings by Subsidiaries identified on Schedule 6.16 hereto, except: (A) indebtedness represented by the Notes; (B) indebtedness under the Line of Credit; or (C) additional indebtedness incurred by Subsidiaries after the date hereof of not more than $1,000,000 in the aggregate outstanding at any time;

            (h) create, incur, assume or suffer to exist, any mortgage, pledge, lien, or encumbrance of or upon or security interest in, any of its properties or assets now owned or hereafter acquired, or permit any Material Subsidiary to do any of the foregoing with regard to its own assets, except: (A) mortgages, pledges, liens and security interests securing the Line of Credit; (B) liens, charges and encumbrances incidental to the conduct of its business or the ownership of its properties and assets which are not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (C) Permitted Liens (as defined in the Security Agreement); and (D) liens pursuant to the Security Agreement and the Pledge Agreement;

            (i) assume, endorse, be or become liable for or guarantee the obligations of any other Person for borrowed money, or permit any subsidiary of the Company to do any of the foregoing, except for such assumptions, endorsements, or guarantees that do not exceed $1,000,000 in the aggregate at any time;

            (j) enter into any significant new line of business;

            (k) enter into any agreement for the consummation of, or consummate any transaction, involving a Change in control, provided, that the provisions of this Section 6.16(k) shall continue only for a period of two (2) years from the Closing Date.

      Section 6.17 Line of Credit. The Company and the Investors have agreed that the Company may obtain from a commercial bank or a group of commercial banks a revolving line of credit in an amount not to exceed $15,000,000, to provide the Company with additional working capital (the "Line of Credit") on terms generally provided by commercial banks located in the City of New York, provided that the Required Investors have approved the terms of the Line of Credit in writing prior to the Company entering into or agreeing to be bound by any terms of the Line of Credit (such approval not to be unreasonably withheld).


                                  ARTICLE VII

                          Survival and Indemnification
                          ----------------------------

      Section 7.1 Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement for the longer of (a) the period that any of the Notes are outstanding, and (b) three (3) years from the date of this Agreement; provided, however, that the provisions contained in Article VI hereof shall survive in accordance therewith.

      Section 7.2  Indemnification.  Except as otherwise  expressly  provided in
Section 1(c) of the Notes or in Section 2(c) of the Registration Rights Agreement, the Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and reasonable expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Agreements, and will reimburse any such Person for all such amounts as they are incurred by such Person.

      Section 7.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 7.2 hereof, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses to the extent such fees and expenses constitute Losses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (a) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (b) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential material differing interests between them. The Company shall not be liable for any settlement of any action, proceeding or investigation effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the
Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened action, proceeding or investigation in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such action, proceeding or investigation.


                                  ARTICLE VIII

                                  Miscellaneous
                                  -------------

      Section 8.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Required Investors, as applicable, provided, however: (a) an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party that is an accredited investor (as defined in Regulation D) acquiring some portion or all of its Notes and/or Shares, as the case may be, in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company and the other Investors, provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder and provided further that the right to participate in the selection of the Investor Observer and the rights of the Investors under Section 6.16(k) may not be assigned, but may only be determined by the Investors in accordance herewith. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      Section 8.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

      Section 8.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      Section 8.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described: (a) if given by personal delivery, then such notice shall be deemed given upon such delivery; (b) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal; (c) if given by mail, then such notice shall be deemed given upon the earlier of: (i) receipt of such notice by the recipient; or (ii) three (3) Business Days after such notice is deposited in certified mail, return receipt requested, postage prepaid, and; (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                  If to the Company:

                        Kroll Inc.
                        900 Third Avenue
                        Seventh Floor
                        New York, New York 10022
                        Attention: Michael G. Cherkasky, President and Chief Executive Officer
                        Fax: 212-750-5628

                  With a copy to:

                       Kramer Levin Naftalis & Frankel LLP
                        919 Third Avenue
                        New York, New York 10022
                        Attention:  Peter S. Kolevzon, Esq.
                        Fax: 212-715-8000

                  If to the Investors, to the addresses set forth on the signature pages hereto.

      Section 8.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that at the Closing the Company shall pay the reasonable fees and expenses of Lowenstein Sandler PC, and Akin, Gump, Strauss, Hauer & Feld, L.L.P., the attorneys for the Investors, as well as the accountants for the Investors and the reasonable costs of the Investors in conducting due diligence on the Company up to a maximum of $200,000. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of reasonable attorneys' fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Agreements and the completion of the matters contemplated by Section 6.9 hereof.

      Section 8.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any Notes and/or Shares issued under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

      Section 8.7 Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or Palisade Concentrated Equity Partnership, L.P. ("PCEP") and Pegasus Partners II, L.P. ("PP") (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow PCEP, PP or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

      Section 8.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

      Section 8.9 Entire Agreement. This Agreement, including the Exhibits and the Schedules, and the other Agreements, and amendments thereto, constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

      Section 8.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

      Section 8.11 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the co-exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of the Agreements and the transactions contemplated thereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.





                         [SIGNATURES BEGIN ON NEXT PAGE]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.


The Company:                              KROLL INC.



                                          By: /s/
                                             ---------------------------------
                                             Name:
                                             Title:

The Investors:                   PALISADE CONCENTRATED EQUITY PARTNERSHIP, L.P.
                                 By: Palisade Concentrated  Holdings, L.L.C.
                                     as General Partner



                                 By: /s/
                                    ---------------------------------
                                    Name:   Mark Hoffman
                                    Title:  Member



Aggregate Principal Amount:  $20,000,000

Address for Notice:            Palisade  Concentrated Equity Partnership, L.P.
                               One Bridge Plaza
                               Fort Lee, New Jersey 07024
                               Attn:  Mark Hoffman
                               Telephone:  201.585-7733
                               Facsimile:  201.585-7552
                               with a copy to:

                               Lowenstein Sandler PC
                               65 Livingston Avenue
                               Roseland, New Jersey  07068
                               Attn:  George J. Mazin, Esq.
                               Telephone:  973.597.2500
                               Facsimile:  973.597.2400

The Investors:                         PEGASUS PARTNERS II, L.P.
                                       By: Pegasus Investors II, L.P.,
                                           as General Partner


                                       By: Pegasus Investors II GP, LLC, as
                                           General Partner



                                       By: /s/
                                          ---------------------------------
                                          Name:
                                          Title:



Aggregate Principal Amount:  $10,000,000


Address for Notice:                 Pegasus Partners II, L.P.
                                    99 River Road
                                    Cos Cob, Connecticut 06807
                                    Attn: Jonathan Berger
                                    Telephone:  203.869.4400
                                    Facsimile:  203.869.6940
                                    with a copy to:

                                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    1333 New Hampshire Avenue
                                    Washington, D.C. 20036
                                    Attn:  Bruce S. Mendelsohn, Esq.
                                    Telephone:  202.887.4000
                                    Facsimile:  202.887.4588